Exhibit 10.2
BERLINER COMMUNICATIONS, INC.
BCI COMMUNICATIONS, INC.
20 Bushes Lane
Elmwood Park, New Jersey 07407
December 29, 2006
Sigma Opportunity Fund, LLC
c/o Sigma Capital Advisors, LLC
800 Third Avenue
Suite 1701
New York, NY 10022
Re: Security Agreement (“Agreement”)
Gentlemen:
     To secure the payment of our obligations to you pursuant to the Transaction Documents, including the payment of principal and interest under the senior subordinated secured convertible promissory note in the principal amount of $3,000,000, dated December 29, 2006, payable to you or order (the “Note”), and to secure the performance of all obligations in your favor under any of the Transaction Documents, including any other agreement securing, guaranteeing or otherwise pertaining to the Note, we hereby grant you a continuing lien and security interest in all our accounts, inventory, furniture, fixtures, equipment, general intangibles, patents, licenses, investment property, promissory notes, instruments, documents and tangible and electronic chattel paper, and all goods represented thereby and all goods that may be reclaimed or repossessed from or returned by account debtors and all proceeds, products, rents and profits thereof (all as such terms are defined in the New York State Uniform Commercial Code, as in effect from time to time) and in all other assets of the undersigned, whether now existing or hereafter acquired (the “Collateral”). All obligations secured hereby are collectively referred to herein as the “Obligations.” The lien and security interest granted hereby is junior and subordinate to the lien and security interest previously and separately granted by us to Presidential Financial Corporation of Delaware Valley and to a working capital facility proposed to be entered into by us with a working capital lender approved by you (as applicable, the “Senior Lender”) in a principal amount of up to $10 million which is secured by all our assets and the proceeds thereof and senior to all of our other indebtedness.
     We hereby authorize you, at our expense, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without our signature. A carbon, photographic or other reproduction of this Agreement or any financing statements covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by applicable law.

     Upon payment or performance in full of all of the Obligations, you will, at our request and expense, release the security interest granted herein and deliver such termination statements as may be necessary therefor.
     We hereby warrant to you that (i) we own the Collateral free and clear of all liens, restrictions and limitations except for Permitted Liens, (ii) this Agreement has been duly authorized and constitutes our legal, valid and binding obligation enforceable against us in accordance with its terms; (iii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either for the grant of a security interest by us in the Collateral pursuant to this Agreement or for our execution, delivery or performance of this Agreement or for your exercise of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement or the Note; (iv) the grant of a security interest in the Collateral to you pursuant to this Agreement creates a valid and, upon filing of the financing statements in the form attached hereto and delivery of the stock certificate of BCI Communications, Inc. to you evidencing our ownership of BCI, perfected security interest in your favor in the Collateral (in which a security interest can be perfected by the filing of a financing statement) securing the payment of the Note and the Obligations junior only to the Senior Lender; and (v) there are no options, warrants, privileges or other rights outstanding pursuant to which any of the Collateral may be acquired.
     We also agree that we will not transfer, assign or further encumber any of our rights in any of the Collateral except pursuant to this Agreement or the Transaction Documents, in favor of the Senior Lender as set forth above or as you may consent in writing.
     We will take such action and execute such additional documents as you may request in connection with this Agreement or to enforce your rights hereunder, including, without limitation, notification of account debtors if an Event of Default occurs. If we fail to take any such action or execute any such document, we hereby authorize you to do so in our name and on our behalf.
     We hereby represent and warrant to you that there is no action, legal, administrative or other proceeding pending or threatened against our title to the Collateral or against our grant of a security interest therein hereunder, nor do we know of any basis for the assertion of any such claim.
     We covenant with you that so long as any Obligation remains outstanding:
1.	Protection of Security and Legal Proceedings. We will, at our own expense, take any and all actions necessary to preserve, protect and defend your security interest in the Collateral and the perfection and priority thereof against all adverse claims, including appearing in and defending any and all actions and proceedings which purport to affect any of the foregoing. We will promptly reimburse you for all sums, including costs, expenses and actual attorneys’ fees, which you may pay or incur in defending, protecting or enforcing your security interest in the Collateral or perfection or the priority thereof, or in discharging any prior or subsequent lien or adverse claim against the Collateral or any part thereof, or by reason of becoming or being made a party to or intervening in any action or proceeding affecting the Collateral or your rights therein, all of which actions we hereby agree that you will have the right to take in your sole and absolute discretion;

2.	Payment of Taxes. Except as permitted under the Transaction Documents, we shall pay or cause to be paid all taxes and other levies with respect to the Collateral when the same become due and payable;

3.	Use and Maintenance of Collateral. We shall: (A) comply with all laws, statutes and regulations pertaining to our use and ownership of the Collateral and the conduct of our business; (B) properly care for and maintain all of the Collateral in good condition, free of misuse, abuse, waste and deterioration, reasonable wear and tear excepted; and (C) keep accurate and complete books and records pertaining to the Collateral in accordance with generally accepted accounting principles;

4.	Inspection. We shall give you such information as may be requested concerning the Collateral and shall at all reasonable times and upon reasonable notice permit you and your agents and representatives to enter upon any premises upon which the Collateral is located for the purpose of inspecting the Collateral. Furthermore, you shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of our books and records pertaining to the Collateral; provided, however, that any such action which involves communicating with our customers shall be carried out by you through our independent auditors unless an Event of Default (as such term is defined in the Note) occurs and is continuing, in which case you shall then have the right directly to notify such obligors; and

5.	Sale or Hypothecation of Collateral. We shall not directly or indirectly, whether voluntarily, involuntarily, by operation of law or otherwise sell, assign, transfer, exchange, lease, lend, or grant any option with respect to or dispose of any of the Collateral, or any of our rights therein, nor create or permit to exist any lien on or with respect to any of the Collateral, except for the lien in favor of you and Permitted Liens or as otherwise permitted under the Transaction Documents.
     You and your successors and assigns will have all of the rights, powers and privileges of a secured party under the New York Uniform Commercial Code in force and effect from time to time with respect to the security interest granted by this Agreement. Upon the occurrence and during the continuation of any Event of Default under the Note, you may take any action which you may deem necessary for the maintenance, preservation and protection of any of the

Collateral or your security interest therein, and you will retain all of your rights under the New York Uniform Commercial Code, including, without limitation, the right to transfer any of the Collateral into your name or the name of your nominee and to sell any of the Collateral at a public or private sale on such terms as you deem appropriate and the right to foreclose upon the Collateral. To the extent permitted by applicable law, at any such sale you may be the purchaser.
     You will not be required to resort to or pursue any of your rights or remedies under or with respect to any other security for or guaranty of payment of any of the obligations secured by this Agreement before pursuing any of your rights or remedies under this Agreement.
     This Agreement and your rights and obligations hereunder will be governed by and construed in accordance with the laws of the State of New York. We agree that any legal action or proceeding with respect to this Agreement may be brought in the courts of the State of New York and of the United States having jurisdiction in the Borough of Manhattan, City and State of New York and for the purpose of any such legal action or proceeding, we hereby waive any claim or defense that such forum is not convenient or proper. We agree that any such court shall have in personam jurisdiction over us and that service of process may be effected in any manner authorized by New York law.
     This Agreement will be binding upon our administrators, successors and assigns.
     WE HEREBY WAIVE, AND COVENANT THAT WE WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE SUBJECT MATTER HEREOF, ANY DOCUMENT RELATING HERETO OR ANY OBLIGATION, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR IN TORT OR OTHERWISE.
     Capitalized terms used herein and not otherwise defined shall have the meaning provided in the Note Purchase Agreement, dated December 29, 2006, between Berliner Communications, Inc. and Sigma Opportunity Fund, LLC.

If the foregoing is acceptable to you, please sign the enclosed copy of this letter in the space provided below, whereupon this letter will become an agreement between us as of the date first above written.

Very truly yours,

BERLINER COMMUNICATIONS, INC.

By:	/s/ Richard B. Berliner
Name: Richard B. Berliner
Title: Chief Executive Officer

BCI COMMUNICATIONS, INC.

By:	/s/ Richard B. Berliner
Name: Richard B. Berliner
Title: Chief Executive Officer
AGREED AND ACCEPTED:
SIGMA OPPORTUNITY FUND, LLC
By: SIGMA CAPITAL ADVISORS, LLC

By:	/s/ Thom Waye Name: Thom Waye
Title: Managing Partner